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                                          Exhibit 11
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Epitope Inc.
Weighted Average Shares used for EPS Calculation
Third Quarter 1996


                                                        Three Months Ended
                                   - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                            June 30, 1996                  June 30, 1995
                                     - - - - - - - - - - - - - -    - - - - - - - - - - - - -
                                      COMMON AND   ASSUMING FULL    COMMON AND   ASSUMING FULL
                                        COMMON       DILUTION          COMMON       DILUTION
                                      EQUIVALENT                     EQUIVALENT
                                        SHARE                          SHARE

Common stock outstanding, beginning of
period . . . . . . . . . . . . . . . .  12,567,441   12,567,441     12,083,706     12,083,706
Weighted average common stock issued
during the period. . . . . . . . . . .     126,768      126,768        255,608        255,608
Weighted average common stock assuming
exercise of options. . . . . . . . . .   1,124,624    1,131,983              *              *
Weighted average common stock assuming
exercise of warrants . . . . . . . . .      21,299       21,299              *              *
Weighted average common stock assuming
conversion of 4% Convertible Notes . .           *            *              *              *
Weighted average number of shares       - - - - - -   - - - - - -   - - - - - -   - - - - - -
outstanding. . . . . . . . . . . . . .  13,840,132    13,847,491    12,339,314     12,339,314


                                                        Nine Months Ended
                                   - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                            June 30, 1996                  June 30, 1995
                                     - - - - - - - - - - - - - -    - - - - - - - - - - - - -
                                      COMMON AND   ASSUMING FULL    COMMON AND   ASSUMING FULL
                                        COMMON       DILUTION          COMMON       DILUTION
                                      EQUIVALENT                     EQUIVALENT
                                        SHARE                          SHARE

Common stock outstanding, beginning of
period . . . . . . . . . . . . . . . .  12,485,130    12,485,130    10,926,551     10,926,551
Weighted average common stock issued
during the period. . . . . . . . . . .      93,131        93,131       770,449        770,449
Weighted average common stock assuming
exercise of options. . . . . . . . . .     835,232       862,025             *              *
Weighted average common stock assuming
exercise of warrants . . . . . . . . .           *             *             *              *
Weighted average common stock assuming
conversion of 4% Convertible Notes . .           *             *             *              *
Weighted average number of shares        - - - - - -  - - - - - -  - - - - - -    - - - - - -
outstanding. . . . . . . . . . . . . .   13,413,493   13,440,286    11,697,000     11,697,000


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*     The effect of conversion/exercise is antidilutive.

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